                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                                FEBRUARY 13, 1998




                      BRADLEY OPERATING LIMITED PARTNERSHIP
             (Exact name of Registrant as specified in its charter)



         DELAWARE                    0-23065                     04-3306041
(State or other jurisdiction    (Commission File              (I.R.S. Employer
      of incorporation)              Number)                 Identification No.)





                 40 SKOKIE BOULEVARD, NORTHBROOK, ILLINOIS 60062
              (Address of principal executive offices and zip code)




               Registrant's telephone number, including area code:
                                 (847) 272-9800

Item 5.  OTHER EVENTS.

       Bradley Operating Limited Partnership (the "Operating Partnership") files this Form 8-K report that contains financial statements consistent with Regulation S-X, Rule 3-14, for properties (the "Acquisition Properties") accounting for over 50% of the aggregate acquisition costs of a series of properties acquired during the period January 1, 1998 through May 12, 1998 or which it is probable that the Operating Partnership will acquire. (See Item 7.)

       During this period, six shopping centers were acquired for a total acquisition price of approximately $54.1 million. In addition, as of May 12, 1998, the Operating Partnership has entered into contracts for the purchase of an additional five shopping centers and two outlots adjacent to one of such centers for an estimated total acquisition price of approximately $40.5 million. Although the Company deems such acquisitions as probable, there can be no assurance that the acquisition of any of such properties will be consummated, or that the acquisition price will approximate those currently estimated. No one acquisition or group of related acquisitions was in itself significant, but in the aggregate such acquisition costs exceeded 10% of the total assets of the Operating Partnership and its subsidiaries consolidated at December 31, 1997. The acquisitions completed to date were funded with cash provided by the Operating Partnership's bank line of credit. Management currently expects to fund the probable acquisitions with the bank line of credit although there can be no assurance that it will do so.

       The dates, shopping centers acquired of and the approximate acquisition cost for the respective centers are as follows:

ACQUISITIONS:

     DATE                        PROPERTY                      APPROXIMATE ACQUISITION COST

February 13, 1998      Kings Plaza, Richmond, IN                        $ 3,671,000
March 5, 1998          Sagamore Park, West Lafayette, IN                  7,769,000
March 13, 1998         Oak Creek Centre, Oak Creek, WI                    4,926,000
March 31, 1998         Midtown Shopping Center, Ashland, KY               7,441,000
March 31, 1998       * Courtyard Shopping Center, Burton, MI              9,710,000
April 10, 1998       * Redford Plaza, Redford, MI                        20,614,000
                                                                        -----------
                                                                        $54,131,000
                                                                        ===========


PROBABLE ACQUISITIONS:

                      PROPERTY                        ESTIMATED ACQUISITION COST

        Butterfield Square, Libertyville, IL                $13,358,000
        Bartonville, Peoria, IL                               1,607,000
        Sterling Outlots, Peoria, IL                            500,000
      * Camelot Shopping Center, Louisville, KY               8,840,000
        Dixie Plaza, Louisville, KY                           3,744,000
      * Plainview Village, Louisville, KY                    12,495,000
                                                            -----------
                                                            $40,544,000
                                                            ===========

       Properties designated with an asterisk (*) are properties included within the Acquisition Properties for which the financial statements accompany this report. None of such Acquisition Properties was acquired from a related party of the Operating Partnership or its consolidated subsidiaries. Factors considered by the Operating Partnership in assessing the acquisition price for each of the properties included its location and tenant mix, including opportunities for retenanting and remodeling consistent with the Operating Partnership's experience as a shopping center operator; its current net operating income and the prospect for increased income in the short and long range future; capitalization rates for shopping center properties of the type acquired, in the Midwest area of the United States generally and in the locality in which the property is located; current operating costs and the possibility of effecting property-level operating efficiencies as a result of the Operating Partnership's ownership of a significant number of shopping centers in the Midwest; and the differential between the Operating Partnership's cost of capital in acquiring the property and the property's current and potential net operating income. After reasonable inquiry, the Operating Partnership is not aware of any material factors relating to any specific property included within the Acquisition Properties other than those discussed in the preceding sentence that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       The following financial statements and pro forma financial information accompany this report.

     (a) Financial Statements - Acquisition Properties - Redford Plaza

         Independent Auditors' Report

         For the Year Ended December 31, 1997

              Statement of Revenues and Certain Expenses

              Notes to Statement of Revenues and Certain Expenses

     (b) Financial Statements - Acquisition Properties - Courtyard Shopping
         Center

         Independent Auditors' Report

         For the Year Ended December 31, 1997

              Statement of Revenues and Certain Expenses

              Notes to Statement of Revenues and Certain Expenses

     (c) Financial Statements - Acquisition Properties - Camelot Shopping Center and Plainview Village

         Independent Auditors' Report

         For the Year Ended December 31, 1997

              Combined Statement of Revenues and Certain Expenses

              Notes to Combined Statement of Revenues and Certain Expenses

     (d) Pro Forma Financial Information - Bradley Operating Limited Partnership

         Pro Forma Condensed Consolidated Balance Sheet

              December 31, 1997 (unaudited)

         Pro Forma Condensed Consolidated Statement of Income

              For the year ended December 31, 1997 (unaudited)

     (e) Exhibits

         Exhibit 23.1   Consent of KPMG Peat Marwick LLP

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BRADLEY OPERATING LIMITED PARTNERSHIP
                              (Registrant)

                              By: BRADLEY REAL ESTATE, INC., its general partner


                                  By: /s/ Thomas P. D'Arcy
Date: May 12, 1998                    ------------------------------------------
                                      Thomas P. D'Arcy
                                      President and Chief Executive Officer

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors of Bradley Real Estate, Inc.
and Unit Holders of Bradley Operating Limited Partnership:

We have audited the accompanying statement of revenues and certain expenses (defined as operating revenues less direct operating expenses) of Redford Plaza for the year ended December 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a Form 8-K of Bradley Operating Limited Partnership as described in Note 2. The presentation is not intended to be a complete presentation of Redford Plaza's revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2, of Redford Plaza for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                    KPMG Peat Marwick LLP



Chicago, Illinois
April 9, 1998

ACQUISITION PROPERTIES - REDFORD PLAZA


Statement of Revenues and Certain Expenses

Year ended December 31, 1997


------------------------------------------------------------------------
Revenues:

     Base rental income                                   $1,881,979
     Operating expense and real estate tax recoveries        621,148
     Other income                                              6,843
------------------------------------------------------------------------

Total revenues                                             2,509,970

------------------------------------------------------------------------

Certain expenses:

     Real estate taxes                                       263,919
     Operating expenses                                      240,880
     Utilities                                                50,160
     Insurance                                                72,336

------------------------------------------------------------------------

Total expenses                                               627,295

------------------------------------------------------------------------

Excess of revenues over certain expenses                  $1,882,675

------------------------------------------------------------------------


See accompanying notes to statement of revenues and certain expenses.

ACQUISITION PROPERTIES - REDFORD PLAZA

Notes to Statement of Revenues and Certain Expenses

Year ended December 31, 1997

--------------------------------------------------------------------------------

(1)   BACKGROUND

      The Statement of Revenues and Certain Expenses (Statement) has been included for Redford Plaza (Redford) which was acquired by Bradley Operating Limited Partnership (the "Operating Partnership") on April 10, 1998.

      Redford is located in Redford, Michigan. It consists of approximately 285,000 square feet of gross leasable area and was approximately 92% occupied at December 31, 1997.

(2)   BASIS OF PRESENTATION

      The Statement has been prepared for the purpose of complying with Rule
      3.14 of Regulation S-X of the Securities and Exchange Commission and for inclusion in a Form 8-K of Bradley Operating Limited Partnership and is not intended to be a complete presentation of Redford's revenues and expenses. The Statement has been prepared on the accrual basis of accounting and requires management of Redford to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

      Certain expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of Redford have been excluded from the Statement. Expenses excluded consist of interest, depreciation and amortization, professional fees, and management fees.

(3)   REVENUES

      The property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which the property is reimbursed for certain common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected on the statement of revenues and certain expenses include amounts due for 1997 expenses for which the tenants have not yet been billed. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. Certain leases contain renewal options for various periods at various rental rates.


      Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $55,000 for the year ended December 31, 1997.

ACQUISITION PROPERTIES - REDFORD PLAZA

Notes to Statement of Revenues and Certain Expenses

Year ended December 31, 1997

--------------------------------------------------------------------------------

      Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are approximately as follows:

--------------------------------------------------------------------------------

      Year                                                Amount
--------------------------------------------------------------------------------

      1998                                              $2,036,000
      1999                                               1,853,000
      2000                                               1,610,000
      2001                                               1,298,000
      2002                                               1,144,000
      Thereafter                                         5,838,000

--------------------------------------------------------------------------------

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors of Bradley Real Estate, Inc.
and Unit Holders of Bradley Operating Limited Partnership:

We have audited the accompanying statement of revenues and certain expenses (defined as operating revenues less direct operating expenses) of Courtyard Shopping Center for the year ended December 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a Form 8-K of Bradley Operating Limited Partnership as described in Note 2. The presentation is not intended to be a complete presentation of Courtyard Shopping Center's revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2, of Courtyard Shopping Center for the year ended
December 31, 1997, in conformity with generally accepted accounting principles.

                                                 KPMG Peat Marwick LLP



Chicago, Illinois
May 7, 1998

ACQUISITION PROPERTIES - COURTYARD SHOPPING CENTER


Statement of Revenues and Certain Expenses

Year ended December 31, 1997

--------------------------------------------------------------------------------

Revenues:

     Base rental income                                           $  893,232
     Operating expense and real estate tax recoveries                313,171
     Other income                                                      1,883

--------------------------------------------------------------------------------

Total revenues                                                     1,208,286

--------------------------------------------------------------------------------

Certain expenses:

     Real estate taxes                                               143,044
     Operating expenses                                              143,644
     Utilities                                                        78,757
     Insurance                                                        13,179

--------------------------------------------------------------------------------

Total expenses                                                       378,624

--------------------------------------------------------------------------------

Excess of revenues over certain expenses                          $  829,662

--------------------------------------------------------------------------------

See accompanying notes to statement of revenues and certain expenses.

ACQUISITION PROPERTIES - COURTYARD SHOPPING CENTER

Notes to Statement of Revenues and Certain Expenses

Year ended December 31, 1997

--------------------------------------------------------------------------------

(1)   BACKGROUND

      The Statement of Revenues and Certain Expenses (Statement) has been included for Courtyard Shopping Center (Courtyard) which was acquired by Bradley Operating Limited Partnership (the "Operating Partnership") on March 31, 1998.

      Courtyard is located in Burton, Michigan. It consists of approximately 148,000 square feet of gross leasable area and was approximately 76% occupied at December 31, 1997.

(2)   BASIS OF PRESENTATION

      The Statement has been prepared for the purpose of complying with Rule
      3.14 of Regulation S-X of the Securities and Exchange Commission and for inclusion in a Form 8-K of Bradley Operating Limited Partnership and is not intended to be a complete presentation of Courtyard's revenues and expenses. The Statement has been prepared on the accrual basis of accounting and requires management of Courtyard to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

      Certain expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of Courtyard have been excluded from the Statement. Expenses excluded consist of interest, depreciation and amortization, professional fees, and management fees.

(3)   REVENUES

      The property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which the property is reimbursed for certain common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected on the statement of revenues and certain expenses include amounts due for 1997 expenses for which the tenants have not yet been billed. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. Certain leases contain renewal options for various periods at various rental rates.

      Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $15,000 for the year ended December 31, 1997.

ACQUISITION PROPERTIES - COURTYARD SHOPPING CENTER

Notes to Statement of Revenues and Certain Expenses

Year ended December 31, 1997

--------------------------------------------------------------------------------

         Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are approximately as follows:

--------------------------------------------------------------------------------

            Year                                            Amount

--------------------------------------------------------------------------------

         1998                                             $  785,000
         1999                                                764,000
         2000                                                774,000
         2001                                                722,000
         2002                                                609,000
         Thereafter                                        3,172,000

--------------------------------------------------------------------------------

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors of Bradley Real Estate, Inc.
and Unit Holders of Bradley Operating Limited Partnership:

We have audited the accompanying combined statement of revenues and certain expenses (defined as operating revenues less direct operating expenses) of Camelot Shopping Center and Plainview Village for the year ended December 31, 1997. This combined financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this combined statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a Form 8-K of Bradley Operating Limited Partnership as described in Note 2. The presentation is not intended to be a complete presentation of Camelot Shopping Center's and Plainview Village's revenues and expenses.

In our opinion, the combined statement of revenues and certain expenses referred to above presents fairly, in all material respects, the combined revenues and certain expenses described in Note 2, of Camelot Shopping Center and Plainview Village for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                    KPMG Peat Marwick LLP



Chicago, Illinois
May 7, 1998

ACQUISITION PROPERTIES - CAMELOT SHOPPING CENTER AND PLAINVIEW VILLAGE

Combined Statement of Revenues and Certain Expenses

Year ended December 31, 1997

--------------------------------------------------------------------------------

Revenues:

     Base rental income                                        $2,026,919
     Operating expense and real estate tax recoveries             264,026
     Other income                                                   8,709

--------------------------------------------------------------------------------

Total revenues                                                  2,299,654

--------------------------------------------------------------------------------

Certain expenses:

     Real estate taxes                                            160,047
     Operating expenses                                           169,589
     Utilities                                                     67,614
     Insurance                                                     28,981

--------------------------------------------------------------------------------

Total expenses                                                    426,231

--------------------------------------------------------------------------------

Excess of revenues over certain expenses                       $1,873,423

--------------------------------------------------------------------------------


See accompanying notes to combined statement of revenues and certain expenses.

ACQUISITION PROPERTIES - CAMELOT SHOPPING CENTER AND PLAINVIEW VILLAGE

Combined Statement of Revenues and Certain Expenses

Year ended December 31, 1997

--------------------------------------------------------------------------------

(1)   BACKGROUND

      The Combined Statement of Revenues and Certain Expenses (Combined Statement) has been included for certain properties which Bradley Operating Limited Partnership (the "Operating Partnership") proposes to acquire from the same seller. The properties are as follows:

                           Camelot Shopping Center
                           Plainview Village

      Camelot Shopping Center is located in Louisville, Kentucky. It consists of approximately 151,000 square feet of gross leasable area and was approximately 96% occupied at December 31, 1997.

      Plainview Village is located in Louisville, Kentucky. It consists of approximately 144,000 square feet of gross leasable area and was approximately 99% occupied at December 31, 1997.

(2)   BASIS OF PRESENTATION

      The Combined Statement has been prepared for the purpose of complying with Rule 3.14 of Regulation S-X of the Securities and Exchange Commission and for inclusion in a Form 8-K of Bradley Operating Limited Partnership and is not intended to be a complete presentation of the properties' revenues and expenses. The Combined Statement has been prepared on the accrual basis of accounting and requires management of the properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

      Certain expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of the properties have been excluded from the Combined Statement. Expenses excluded consist of interest, depreciation and amortization, professional fees, and management fees.

(3)   REVENUES

      The properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which the properties are reimbursed for certain common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected on the combined statement of revenues and certain expenses include amounts due for 1997 expenses for which the tenants have not yet been billed. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. Certain leases contain renewal options for various periods at various rental rates.

      Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $63,000 for the year ended December 31, 1997.

ACQUISITION PROPERTIES - CAMELOT SHOPPING CENTER AND PLAINVIEW VILLAGE

Combined Statement of Revenues and Certain Expenses

Year ended December 31, 1997

--------------------------------------------------------------------------------

         Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are approximately as follows:

--------------------------------------------------------------------------------

            Year                                            Amount

--------------------------------------------------------------------------------

         1998                                             $1,884,000
         1999                                              1,662,000
         2000                                              1,332,000
         2001                                              1,101,000
         2002                                                812,000
         Thereafter                                        1,531,000

--------------------------------------------------------------------------------

                      BRADLEY OPERATING LIMITED PARTNERSHIP

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997
                                   (UNAUDITED)

         Subsequent to December 31, 1997, the Operating Partnership acquired six shopping centers, for a total purchase price of approximately $54.1 million with cash provided by the line of credit. In addition, as of May 13, 1998, the Operating Partnership has entered into contracts for the purchase of an additional five shopping centers which management believes will close for an estimated total acquisition price of approximately $40.5 million. The shopping centers are expected to be purchased with cash provided by the line of credit. Although the Company deems such acquisitions as probable, there can be no assurance that the acquisition of any of such properties will be consummated, or that the acquisition price will approximate those currently estimated. Further, there can be no assurance that the method of financing such acquisitions will be as currently estimated.

         On January 28, 1998, the Operating Partnership issued $100 million, 7.2% ten-year unsecured Notes maturing January 15, 2008 (the "January 1998 Debt Issuance"). The effective interest rate on the unsecured Notes is approximately 7.611%. Proceeds from the offering were used to reduce the outstanding borrowings under the line of credit.

         On February 18, 1998, Bradley Real Estate, Inc., the general partner and owner of 94% of the Operating Partnership (the "Company"), issued 392,638 shares of common stock to a unit investment trust at a price based upon the then market value of $20.375 per share (the "February 1998 Stock Offering"). Net proceeds from the offering of approximately $7.6 million were contributed to the Operating Partnership and were used to reduce outstanding borrowings under the line of credit.

         This unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the acquisitions, including the probable acquisitions, the January 1998 Debt Issuance and the February 1998 Stock Offering occurring subsequent to December 31, 1997, had been completed on December 31, 1997. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

         This unaudited Pro Forma Condensed Consolidated Balance Sheet is prepared for comparative purposes only and is not necessarily indicative of what the actual financial position of the Operating Partnership would have been at December 31, 1997, nor does it purport to represent the future financial position of the Operating Partnership. This unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of the Operating Partnership.

                      BRADLEY OPERATING LIMITED PARTNERSHIP

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                   Acquisition         Other
                                                      Historical   Adjustments(A)   Adjustments(B)   Pro Forma
                                                      --------------------------------------------------------

ASSETS
Real estate investments-- at cost ..............       $626,247      $94,675         $      --        $720,922
Accumulated depreciation and amortization ......        (40,574)          --                --         (40,574)
                                                       --------      -------         ---------        --------
Net real estate investments ....................        585,673       94,675                --         680,348
Real estate investments held for sale ..........         52,692           --                --          52,692
Other assets:
   Cash and cash equivalents ...................          4,747           --                --           4,747
   Rents and other receivables, net of allowance
     for doubtful accounts of $2,438 for 1997 ..         13,038           --                --          13,038
   Deferred charges, net and other assets ......         12,641           --                --          12,641
                                                       --------      -------         ---------        --------
     Total assets ..............................        668,791       94,675                --         763,466
                                                       ========      =======         =========        ========

LIABILITIES AND PARTNERS' CAPITAL
Mortgage loans .................................         51,227           --                --          51,227
Unsecured notes payable ........................         99,783           --            99,713         199,496
Line of credit .................................        151,700       94,675          (107,313)        139,062
Accounts payable, accrued expenses
  and other liabilities ........................         25,361           --                --          25,361
                                                       --------      -------         ---------        --------
     Total liabilities .........................        328,071       94,675            (7,600)        415,146
                                                       --------      -------         ---------        --------
Minority interest ..............................            770           --                --             770
                                                       --------      -------         ---------        --------
Partners' capital
   General partner .............................        318,845           --             7,600         326,445
   Limited partners ............................         21,105           --                --          21,105
                                                       --------      -------         ---------        --------
                                                        339,950           --             7,600         347,550

     Total liabilities and partners' capital ...       $668,791      $94,675         $      --        $763,466
                                                       ========      =======         =========        ========

EXPLANATORY NOTES

(A) Adjustments represent acquisitions of properties subsequent to December 31, 1997 that have been completed, or that are probable of completion.

(B) Adjustments represent the issuance of 392,638 shares of common stock by the Company and the issuance of $100 million, 7.2% ten-year unsecured Notes by the Operating Partnership subsequent to December 31, 1997, and the application of the net proceeds to reduce outstanding borrowings on the line of credit.

                      BRADLEY OPERATING LIMITED PARTNERSHIP
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)

        During the period from January 1, 1997 through May 13, 1998, the Operating Partnership sold four shopping centers for net proceeds of approximately $19.4 million utilizing the net proceeds to pay-down the line of credit, and acquired 31 shopping centers at an aggregate cost of approximately $243.4 million. Consideration paid for such acquisitions included cash (provided primarily from the bank line of credit), assumption of mortgage indebtedness and the issuance of LP Units to contributors of properties acquired. In addition, as of May 13, 1998, the Operating Partnership has entered into contracts for the purchase of an additional five shopping centers which management believes will close for an estimated total acquisition price of approximately $40.5 million. Management currently expects to fund the probable acquisitions with the bank line of credit. Although management deems such acquisitions as probable, there can be no assurance that the acquisition of any of such properties will be consummated, or that the acquisition price will approximate those currently estimated. Further, there can be no assurance that the method of financing such acquisitions will be as currently estimated.

        In December 1997, the Operating Partnership entered into a new
$200 million unsecured line of credit facility with a syndicate of banks, replacing the previous $150 million unsecured line of credit. The line of credit bears interest at a rate equal to the lowest of (i) the lead bank's base rate,
(ii) a spread over LIBOR ranging from 0.70% to 1.25% depending on the credit rating assigned by national credit rating agencies, or (iii) for amounts outstanding up to $100 million, a competitive bid rate solicited from the syndicate of banks. Based on the current credit rating assigned by Standard & Poor's Investment Services ("Standard & Poor's") and Moody's Investors Service ("Moody's"), the spread over LIBOR is 1.00%, which represents a reduction in the spread over LIBOR from the previous $150 million line of credit by 0.50%.

        On November 26, 1997, the Operating Partnership prepaid a REMIC mortgage note (the "REMIC Prepayment") primarily with the proceeds of the offering by the Operating Partnership of $100 million of 7% unsecured Notes due November 15, 2004 (the "November 1997 Debt Issuance"). The effective interest rate on the unsecured Notes is approximately 7.19%. The issue was rated "BBB-" by Standard & Poor's and "Baa3" by Moody's.

        In December 1997, the Company issued 1,290,000 shares of common stock pursuant to two separate public offerings (the "December 1997 Stock Offerings"). Net proceeds from the offerings, approximately $24.9 million, were contributed to the Operating Partnership and were used to reduce outstanding borrowings under the line of credit.

        On January 28, 1998, the Operating Partnership issued $100 million, 7.2% ten-year unsecured Notes maturing January 15, 2008 (the "January 1998 Debt Issuance"). The effective interest rate on the unsecured Notes is approximately 7.61%. The issue was rated "BBB-" by Standard & Poor's and "Baa3" by Moody's. Proceeds from the offering were used to reduce the outstanding borrowings under the line of credit.

        On February 18, 1998, the Company issued 392,638 shares of common stock to a unit investment trust at a price based upon the then market value of $20.375 per share (the "February 1998 Stock Offering"). Net proceeds from the offering of approximately $7.6 million were contributed to the Operating Partnership and were used to reduce outstanding borrowings under the line of credit.

        The unaudited Pro Forma Condensed Consolidated Statement of Income is presented as if the acquisitions (including the probable acquisitions), the dispositions, the replacement of the previous line of credit with the new line of credit, the REMIC Prepayment, the November 1997 Debt Issuance, the December 1997 Stock Offerings, the January 1998 Debt Issuance, and the February 1998 Stock Offering, described above, had been consummated on January 1, 1997, and with the Operating Partnership qualifying as a limited partnership and, therefore, incurring no federal income tax expense during the period January 1, 1997 through December 31, 1997.

        For purposes of this unaudited Pro Forma Condensed Consolidated Statement of Income, "Acquisition Properties" represents those properties for which the Company has furnished Statements of Revenues and Certain Expenses in accordance with Rule 3.14 of the Securities and Exchange Commission Regulation S-X, reported in this Form 8-K.

        This unaudited Pro Forma Condensed Consolidated Statement of Income is presented for comparative purposes only and is not necessarily indicative of what the actual results of operations of the Operating Partnership would have been for the period presented, nor does it purport to represent the results to be achieved in future periods. This unaudited Pro Forma Condensed Consolidated Statement of Income should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of the Operating Partnership.

                      BRADLEY OPERATING LIMITED PARTNERSHIP
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)
                  (Dollars in thousands, except per unit data)

                                    Acquisition                   Other Acquisition    Disposition         Other
                                     Historical   Properties(A)     Properties(B)       Properties(C)   Adjustments     Pro Forma
                                    -----------   ----------      -----------------    -----------      -----------    -----------

Revenues:
   Rental income                    $    96,115     $6,000             $22,903           $(2,880)        $      -      $   122,138
   Other income                           1,437         17                 142               (11)               -            1,585
                                    -----------     ------             -------           -------         --------      -----------
     Total revenue                       97,552      6,017              23,045            (2,891)               -          123,723
                                    -----------     ------             -------           -------         --------      -----------

Expenses:
   Operations, maintenance and
     management                          14,012        865               3,316              (624)               -           17,569
   Real estate taxes                     18,398        567               3,746              (668)               -           22,043
   Mortgage and other interest           16,562          -                   -                 -           10,838(D)        27,400
   General and administrative             4,538          -                   -                 -                -            4,538
   Non-recurring stock based
     compensation                         3,415          -                   -                 -                -            3,415
   Depreciation and amortization         16,606          -                   -                 -            4,057(E)        20,663
                                    -----------     ------             -------           -------         --------      -----------
     Total expenses                      73,531      1,432               7,062            (1,292)          14,895           95,628
                                    -----------     ------             -------           -------         --------      -----------

Income before net gain on sale
   of properties and
     extraordinary item                  24,021      4,585              15,983            (1,599)         (14,895)          28,095
Net gain on sale of properties            7,438          -                   -            (7,438)               -                -
                                    -----------     ------             -------           -------         --------      -----------
Income before extraordinary
   item and allocation to
   minority interest                     31,459      4,585              15,983            (9,037)         (14,895)          28,095
Income allocated to minority
   interest                                (100)         -                   -                 -                -             (100)
                                    -----------     ------             -------           -------         --------      -----------
Income before
   extraordinary item               $    31,359      4,585              15,983            (9,037)         (14,895)     $    27,995
                                    ===========     ======             =======           =======         ========      ===========

Weighted average units
   outstanding                       22,576,084                                                                         24,487,589

Basic and Diluted Earnings
per Unit:
   Income before extraordinary
     item                           $      1.39                                                                        $      1.14
                                    ===========                                                                        ===========

EXPLANATORY NOTES

(A) Increase represents historical operating revenues and expenses on properties acquired in 1998, or probable of acquisition subsequent to December 31, 1997, reported in this Form 8-K for the period from January 1, 1997 to December 31, 1997.
(B) Increase represents historical operating revenues and expenses on properties acquired in 1997 and 1998, or probable of acquisition subsequent to December 31, 1997, updated for the period from January 1, 1997 to the earlier of the respective dates of acquisition or December 31, 1997.
(C) Decrease represents the elimination of historical operating revenues and expenses, and net gain on sale of properties disposed of during 1997 for the period during which the Company owned such properties.
(D) Mortgage and other interest has been increased to reflect the pro forma borrowings for property acquisitions for the period during which the Company did not own such properties, net of the reduction for the application of net proceeds from the property dispositions and the December, 1997 and February, 1998 stock offerings to pay down the line of credit for the period during which the Company owned such properties, and for the period preceding the stock offerings, at an interest rate of 6.93%, which was the Company's approximate borrowing rate at May 12, 1998. Mortgage and other interest has been increased for the November, 1997 and January, 1998 unsecured Note offerings, net of the reduction for the application of net proceeds of such unsecured Note offerings to pay down the $100 million REMIC Note and the line of credit, respectively, at the applicable effective interest rates. Mortgage and other interest has been decreased by the net reduction in interest expense resulting from the December, 1997 paydown of the existing line of credit facility with proceeds from the new line of credit facility. A 0.125% change in the variable rate would result in a change in the pro forma interest adjustment of approximately $52,000.

        Increase in interest expense attributable to
           acquisition activities                                    $13,648
        Decrease in interest expense attributable to
           disposition activities                                       (912)
        Decrease in interest expense attributable to
           the stock offerings                                        (2,118)
        Net increase in interest expense attributable to
           the unsecured Note offerings                                  664
        Net decrease in interest expense attributable to
           the paydown of the existing line of credit
           facility with proceeds from the new line of
           credit facility                                              (444)
                                                                     -------
        Pro forma adjustment                                         $10,838
                                                                     =======

(E) Depreciation and amortization has been increased to give effect to recording the property acquisitions (including probable acquisitions) over a depreciable life of 39 years, for the period which the Company did not own such properties, net of the reduction for properties disposed for the period which the Company owned such properties, as follows:

        Increase in depreciation and amortization
           attributable to acquisition activities                    $ 4,198
        Decrease in depreciation and amortization
           attributable to disposition activities                       (141)
                                                                     -------
        Pro forma adjustment                                         $ 4,057
                                                                     =======